UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2015

ARRIS Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31254	46-1965727
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3871 Lakefield Drive, Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-473-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on May 14, 2015. The following matters were voted upon:

1.	An election of ten directors was held, and the shares so present were voted as follows for the election of each of the following:

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Alex B. Best	122,479,102	554,677	366,570	9,589,841
Harry L. Bosco	122,154,514	879,790	366,046	9,589,840
J. Timothy Bryan	122,903,327	119,230	377,777	9,589,856
James A. Chiddix	122,220,901	811,996	367,453	9,589,840
Andrew T. Heller	122,819,352	212,971	368,026	9,589,841
Dr. Jeong Kim	122,897,285	126,056	377,008	9,589,841
Robert J. Stanzione	120,752,343	2,245,618	402,387	9,589,842
Doreen A. Toben	122,895,022	140,468	364,859	9,589,841
Debora J. Wilson	122,932,303	105,621	362,426	9,589,840
David A. Woodle	122,489,742	538,713	371,894	9,589,841

2.	A proposal was made to approve, on an advisory basis, the compensation of the named executive officers as set forth in the proxy statement for the annual meeting, and the shares so present were voted as follows:

	Votes For	Votes Against	Votes Abstain
Approval of the executive compensation	117,999,878	4,895,939	504,531

In addition to the votes reported above, there were 9,589,842 broker non-votes for this proposal.

3.	A proposal was made to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for ARRIS Group, Inc. for 2015, and the shares so present were voted as follows:

	Votes For	Votes Against	Votes Abstain
Approval of the appointment of Ernst & Young LLP	131,583,188	1,046,991	360,011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.

By:	/s/ Patrick Macken
Patrick Macken Senior Vice President, General Counsel and Secretary

Date: May 15, 2015